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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 14, 2000


                              LSI LOGIC CORPORATION

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
          DELAWARE                                         0-11674                                94-2712976
(STATE OR OTHER JURISDICTION OF                   (COMMISSION FILE NUMBER)          (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)
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                             1551 MCCARTHY BOULEVARD

                           MILPITAS, CALIFORNIA 95035

          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                 (408) 433-8000

                                 NOT APPLICABLE

          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)




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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On July 14, 2000, LSI Logic Corporation, a Delaware corporation (the "Registrant"), completed the acquisition of DataPath Systems, Inc. ("DataPath") pursuant to an Agreement and Plan of Reorganization (the "Reorganization Agreement") by and among Registrant, Diamond Acquisition Corp., a California corporation and a wholly-owned subsidiary of Registrant ("Sub"), DataPath and Shih-Ming Shih, Hemant Thapar and Greg Yamamoto, and with respect to Article VII and Article IX only, U.S. Bank Trust, National Association, as escrow agent and Greg Yamamoto as Shareholder Agent. The acquisition was completed by means of a merger (the "Merger") of Sub with and into DataPath and was consummated by the filing of an Agreement of Merger with the Secretary of State of the State of California.

     Prior to the Merger, DataPath was a supplier to the mass-storage and broadband communications markets, providing the design, development and manufacture of mixed Analog/Digital IC solutions for the physical layer in high volume applications. As a result of the Merger, DataPath became a wholly-owned subsidiary of Registrant. The Registrant intends to continue to operate DataPath's business as part of its broadband communications division. The Merger is intended to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and is being accounted for as a purchase transaction.

     Under the terms of the Merger, a maximum of 9,062,968 shares of Registrant common stock were exchanged for all outstanding shares of DataPath capital stock and options and other securities convertible into DataPath capital stock. This consideration was determined by arms-length negotiations. Each share of DataPath common stock issued and outstanding immediately prior to the closing of the Merger (including shares of DataPath common stock issued upon conversion of DataPath Series A Preferred Stock) was cancelled and converted automatically into a number of shares of Registrant common stock computed in accordance with the Reorganization Agreement.

     In addition, each issued and outstanding option or right to purchase DataPath capital stock, whether or not exercisable, was assumed by Registrant. Each stock option continued to have the same terms and conditions as it had immediately prior to the closing of the Merger, except that the number of shares of Registrant common stock into which it was exercisable and its exercise price were adjusted according to the same manner as the conversion of DataPath capital stock into Registrant common stock.

     The foregoing description of the Reorganization Agreement and the Merger does not purport to be complete and is qualified by reference to the full text of the Reorganization Agreement, which is filed as Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed May 24, 2000 and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits.

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        2.1   Agreement and Plan of Reorganization dated May 20, 2000, among
               Registrant, Diamond Acquisition Corp., DataPath Systems, Inc. and
               Shih-Ming Shih, Hemant Thapar and Greg Yamamoto, and with respect to Article VII and Article IX only, U.S. Bank Trust, National
               Association, as escrow agent and Greg Yamamoto as Shareholder
               Agent (incorporated by reference to Exhibit 99.1 to the Report on Form 8-K filed by the Registrant on May 24, 2000).

         99.1 Text of Press Release, dated as of July 17, 2000, "LSI Logic Completes $420 Million Purchase of Communications Chip Company, DataPath Systems--LSI Logic Offers Complete ADSL Solution to Customers."

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       LSI LOGIC CORPORATION

                                       A Delaware Corporation

                                       Dated: July 27, 2000

                                       By: /s/  R. Douglas Norby
                                           -------------------------------
                                           R. Douglas Norby
                                           Executive Vice President, Finance and
                                           Chief Financial Officer


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                                  EXHIBIT INDEX

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
Exhibit Number    Description
--------------    -----------

     2.1 Agreement and Plan of Reorganization dated May 20, 2000, among Registrant, Diamond Acquisition Corp., DataPath Systems, Inc. and Shih-Ming Shih, Hemant Thapar and Greg Yamamoto, and with respect to Article VII and Article IX only, U.S. Bank Trust, National Association, as escrow agent and Greg Yamamoto as Shareholder Agent (incorporated by reference to Exhibit 99.1 to the Report on Form 8-K filed by the Registrant on May 24,
                  2000).

     99.1 Text of Press Release, dated as of July 17, 2000, "LSI Logic Completes $420 Million Purchase of Communications Chip Company, DataPath Systems--LSI Logic Offers Complete ADSL Solution to Customers."
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